Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Earliest Report Event:  May 30, 2009

RICK'S CABARET INTERNATIONAL, INC.
(Exact Name of Registrant As Specified in Its Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Registrant's Telephone Number, Including Area Code)

ITEM 5.02	COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS

Rick’s Cabaret International, Inc. entered a new two-year Employment Agreement with our Chief Financial Officer, Phil Marshall, effective May 30, 2009 (the “Employment Agreement”).  Mr. Marshall’s previous employment agreement was executed in May 2007, had a term of two years and expired on May 30, 2009. The new Employment Agreement extends through May 30, 2011, and provides for an annual base salary of $200,000, bonus eligibility, expense reimbursement, participation in all benefit plans maintained by us for salaried employees and two weeks paid vacation.  Under the terms of the Employment Agreement, Mr. Marshall is bound to a confidentiality provision and cannot compete with us upon the expiration of the Employment Agreement.

If the Employment Agreement is terminated by us because of Mr. Marshall’s disability, death or voluntary resignation or is terminated by us “with cause,” the Employment Agreement provides that Mr. Marshall will be entitled only to the compensation earned by him under the Employment Agreement as of the date of such termination.  If the Employment Agreement is terminated by Mr. Marshall for “good reason” or by us “without cause,” Mr. Marshall will be entitled to receive in one lump sum payment the full remaining amount under the terms of the Employment Agreement to which he would have been entitled had the Employment Agreement not been terminated.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

10.1	Employment Agreement with Phil Marshall

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

/s/ Eric Langan
By: Eric Langan
Date: June 1, 2009	Chairman, President, Chief Executive Officer